Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Haffner, Matthew C. Flanigan, Ernest C. Jett and John G. Moore, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) the Registration Statement on Form S-8 with respect to securities (including the Corporation’s Common Stock, $.01 par value and the Preferred Stock Purchase Rights attached to and trading with such Common Stock, and certain Stock Units) to be sold pursuant to the Leggett & Platt, Incorporated Flexible Stock Plan and any and all amendments to such registration statement, including post-effective amendments, and all documents and instruments necessary or advisable in connection with such registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ RAYMOND F. BENTELE	Director	May 8, 2008
Raymond F. Bentele

/s/ RALPH W. CLARK	Director	May 8, 2008
Ralph W. Clark

/s/ ROBERT TED ENLOE, III	Director	May 8, 2008
Robert Ted Enloe, III

/s/ RICHARD T. FISHER	Director	May 8, 2008
Richard T. Fisher

/s/ KARL G. GLASSMAN	Director	May 8, 2008
Karl G. Glassman

/s/ DAVID S. HAFFNER	Director	May 8, 2008
David S. Haffner

/s/ JOSEPH W. MCCLANATHAN	Director	May 8, 2008
Joseph W. McClanathan

/s/ JUDY C. ODOM	Director	May 8, 2008
Judy C. Odom

/s/ MAURICE E. PURNELL, Jr.	Director	May 8, 2008
Maurice E. Purnell, Jr.

/s/ PHOEBE A. WOOD	Director	May 8, 2008
Phoebe A. Wood